As filed with the U.S. Securities and Exchange Commission on February 21, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Trade Desk, Inc.
(Exact name of registrant as specified in its charter)

Nevada	27-1887399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
42 N. Chestnut Street
Ventura, California 93001
Telephone: (805) 585-3434
(Address of Principal Executive Offices) (Zip Code)
The Trade Desk, Inc. 2016 Incentive Award Plan
The Trade Desk, Inc. 2024 Employee Stock Purchase Plan
(Full title of the plan)
Jeff T. Green
Chief Executive Officer
The Trade Desk, Inc.
42 N. Chestnut Street
Ventura, California 93001
(Name and address of agent for service)
Telephone: (805) 585-3434
(Telephone number, including area code, of agent for service)

Copies to:

Richard A. Kline Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600	Jay R. Grant Chief Legal Officer The Trade Desk, Inc. 42 N. Chestnut Street Ventura, California 93001 Telephone: (805) 585-3434

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by The Trade Desk, Inc. (the “Registrant”) for the purpose of registering an additional 24,365,864 shares of the Registrant’s Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), that have become reserved, in the aggregate, for issuance under the Registrant’s 2016 Incentive Award Plan (the “2016 Plan”) and the amended and restated 2024 Employee Stock Purchase Plan (the “ESPP”), with 19,844,043 shares of Class A Common Stock reserved under the 2016 Plan and 4,521,821 shares of Class A Common Stock reserved under the ESPP. These additional shares of Class A Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2016 (File No. 333-213750) and subsequent Registration Statements on Form S-8 were filed with the Commission on May 19, 2017 (File No. 333-218135), March 1, 2018 (File No. 333-223354), February 25, 2019 (File No. 333-229849), February 28, 2020 (File No. 333-236730), February 19, 2021 (File No. 333-253276), February 16, 2022 (File No. 333-262793), February 15, 2023 (No. 333-269803) and February 15, 2024 (File No. 333-277118) (collectively, the “Prior Registration Statements”). This Registration Statement is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)
The contents of the Prior Registration Statements relating to the 2016 Plan and the ESPP, previously filed with the Commission on September 22, 2016 (File No. 333-213750), May 19, 2017 (File No. 333-218135), March 1, 2018 (File No. 333-223354), February 25, 2019 (File No. 333-229849), February 28, 2020 (File No. 333-236730), February 19, 2021 (File No. 333-253276), February 16, 2022 (File No. 333-262793), February 15, 2023 (File No. 333-269803) and February 15, 2024 (File No. 333-277118);

(b)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 21, 2025;

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the Commission on April 12, 2024;

(d)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 12, 2025 (solely with respect to Items 5.02 and 8.01); and

(e)
The description of the Registrant’s Class A common stock, par value $0.000001 per share, contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 21, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Class A Common Stock registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or Current Report on Form 8-K furnished under Items 2.02 or 7.01, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	Filing Date	Number

4.1	Specimen Stock Certificate evidencing the shares of Class A common stock.	10-K	2/21/2025	4.2

4.2	The Trade Desk, Inc. 2016 Incentive Award Plan.	S-1	8/22/2016	10.7	(a)

4.3	Form of Stock Option Agreement under The Trade Desk, Inc. 2016 Incentive Award Plan.	S-1	8/22/2016	10.7	(b)

4.4	Form of Restricted Stock Award Agreement under The Trade Desk, Inc. 2016 Incentive Award Plan.	8-K	12/30/2016	10.1

4.5	Form of Restricted Stock Unit Award Agreement under The Trade Desk, Inc. 2016 Incentive Award Plan.	8-K	12/30/2016	10.2

4.6	The Trade Desk, Inc. 2024 Employee Stock Purchase Plan.	10-Q	8/8/2024	10.1

5.1	Opinion of Greenberg Traurig, LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page hereto).					X

107.1	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California, on February 21, 2025.

THE TRADE DESK, INC.

By:	/s/ Laura Schenkein
Laura Schenkein
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jeff T. Green and Laura Schenkein, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeff T. Green	Chief Executive Officer, Director	February 21, 2025
Jeff T. Green	(principal executive officer)

/s/ Laura Schenkein	Chief Financial Officer	February 21, 2025
Laura Schenkein	(principal financial officer and principal accounting officer)

/s/ Lise J. Buyer	Director	February 21, 2025
Lise J. Buyer

/s/ Andrea Cunningham	Director	February 21, 2025
Andrea Cunningham

/s/ Kathryn E. Falberg	Director	February 21, 2025
Kathryn E. Falberg

/s/ Samantha Jacobson	Director	February 21, 2025
Samantha Jacobson

	Director	February 21, 2025
Alex Kayyal

/s/ Gokul Rajaram	Director	February 21, 2025
Gokul Rajaram

/s/ David B. Wells	Director	February 21, 2025
David B. Wells